UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2006

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 8, 2006, William G. Van Dyke resigned as a member of the Board of Directors of the Company. Mr. Van Dyke was also a member of the Audit Committee.

Item 8.01 Other Events

As disclosed in previous filings with the Securities and Exchange Commission, the Registrant’s subsidiary, Black Hills Power, Inc., received a Demand for Arbitration from PPM Energy, Inc. on January 2, 2004, that alleged claims for breach of contract and requested a declaration of the parties’ rights and responsibilities under an Exchange Agreement executed on or about April 3, 2001. PPM Energy asserted the Exchange Agreement obligated Black Hills Power to accept receipt and cause corresponding delivery of electric energy, and to grant access to transmission rights allegedly covered by the Agreement. PPM Energy requested an award of damages in an amount not less than $20.0 million. Black Hills Power filed its Response to Demand, including a counterclaim that sought recovery of sums PPM had refused to pay pursuant to the Exchange Agreement. The dispute was presented to the arbitrator in August 2005 and the arbitrator delivered his decision on June 5, 2006.

The arbitrator concluded both parties failed to perform the Exchange Agreement, in certain respects. The arbitrator found that PPM was entitled to an award based upon hypothetical exchanges of energy from January 2003 through May 2006, in the approximate amount of $1.7 million. The arbitrator denied PPM’s claim for damages prior to January 1, 2003, as well as its claim for damages over the unexpired term of the Exchange Agreement. PPM’s award was reduced by an amount due for reimbursement of transmission costs paid by Black Hills Power, which PPM had withheld. The arbitrator also concluded that Black Hills Power was entitled to an award of a $0.5 million payment, plus interest, due from PPM under the Exchange Agreement, for a total offset of $0.6 million. Black Hills Power, therefore, must pay PPM the net amount of $1.1 million no later than June 30, 2006. We do not believe the decision will have a material impact upon our ability to market surplus power in the future.

SAFE HARBOR FOR FORWARD-LOOKING INFORMATION

This Report on Form 8-K includes a “forward-looking statement” as defined by the Securities and Exchange Commission, or SEC. We make this forward-looking statement in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The statement regarding our belief of the impact of the arbitrator’s decision upon our ability to market surplus power in the future is a forward-looking statement. This forward-looking statement is based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statement.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: June 13, 2006

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